SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2006

DATAMEG CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-128060	133-134389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 South 1300 East, Suite 500 Salt Lake City, Utah		84106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 739-3945

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Event.

QoVox Corporation, a wholly owned subsidiary of Datameg Corporation, announced on November 16, 2006 that it had retained Mark Ragusa to provide Sales, Business Development and Chief Marketing Officer services. Mr. Ragusa brings over 22 years of experience in delivering revenue performance supported by industry expertise. For the last 9 years he was a Director at Fujitsu Network Communications where he focused on products and services for the enterprise market. While at Fujitsu, his responsibilities included strategic & product planning, business development and customer relationship management (CRM) for the business consumer products portfolio. Before this Mr. Ragusa held various senior management positions with both successful startups as well as other large telecom industry participants. Mr. Ragusa will begin with a special sales and business development focus on VoIP/IP Centrex in small to medium "CLEC" service providers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datameg Corporation

Dated: September 17, 2006	By:	/s/ James Murphy
James Murphy, Chairman and Chief Executive Officer